                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-KA

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                      Date of Report:   February 13, 1997
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                              CATHAY BANCORP, INC.
             (Exact name of registrant as specified in its charter)






      DELAWARE                     0-18630                       95-4274680
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(State of Organization)       (Commission Number)         (IRS Employer I.D. #)



777 North Broadway, Los Angeles, California 90012                     94111
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(Address of principal executive offices)                           (Zip Code)





Registrant's telephone number, including area code  (213) 625-4700
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                                 Not Applicable
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         (Former name or former address, if changed since last report)




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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                 In accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, the following pro forma financial statements are being filed as part of this Amendment to Current
Report: (i) Pro Forma Condensed Combined Balance Sheet dated September 30, 1996; and (ii) Pro Forma Condensed Combined Statements of Income for the year ended December 31, 1995 and the nine months ended September 30, 1996. The pro forma financial statements being filed with this Amendment to Current Report have been revised to delete certain adjustments to decreases in interest expense.




                 Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                       CATHAY BANCORP, INC.



Date:    February 13, 1997             By:  /s/ DUNSON K. CHENG
                                          --------------------------------
                                          Dunson K. Cheng
                                          President and Chairman






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                   Pro Forma Condensed Combined Balance Sheet


                                        September 30, 1996
                                            (unaudited)
                                                                             Dr(Cr)
                                              Bancorp       First Public     Pro Forma           Pro Forma
                                              Historical    Historical       Adjustments         Combined
                                              ----------    ------------     -----------         ---------
(Dollar in thousands)
ASSETS
  Cash and due from banks ..............     $    60,724    $     13,610     $      (500)       $    73,834
  Interest-bearing deposits
    in other banks......................              -              200            -                   200
  Investment Securities.................         443,555          65,528         (15,484)           494,306
                                                                                     707
  Mortgage-backed securities............          52,548          44,245             111             96,904
  Loans receivable, net.................         570,790         144,913           1,584            717,287
  Core deposits intangibles.............              -              -              -                   -
  Other assets..........................          72,530           9,424          (1,496)            80,458
  Goodwill..............................                                           9,837              9,837

                                             -----------    ------------     -----------        -----------
    Total assets........................     $ 1,200,147    $    277,920     $    (5,241)       $ 1,472,826
                                             ===========    ============     ============       ===========
LIABILITIES AND SHAREHOLDERS'
EQUITY

LIABILITIES


  Deposits..............................     $ 1,087,753    $    251,388     $       324        $ 1,338,817
  Federal funds purchased and
    repurchase agreements...............              -              -              -                   -
  Accrued interest payable and other
    liabilities.........................          13,096           4,017          (1,482)            18,595
                                             -----------    ------------     -----------        -----------
    Total liabilities...................       1,100,849         255,405          (1,158)         1,357,412
                                             -----------    ------------     -----------        -----------

SHAREHOLDERS' EQUITY

  Common Stock: 8,922,540 pro forma
    shares outstanding..................              80           4,000           3,991                 89

  Capital in excess of par value........          43,370             -           (16,107)            59,477

  Net unrealized gain (loss)............          (1,346)           (616)           (616)            (1,346)
  Retained earnings.....................          57,194          19,131          19,131             57,194
                                             -----------    ------------     -----------        -----------
    Total Shareholders'
      Equity                                      99,298          22,515           6,399            115,414
                                             -----------    ------------     -----------        -----------
    Total Liabilities and
      Shareholders' Equity..............     $ 1,200,147    $    277,920     $     5,241        $ 1,472,826
                                             ===========    ============     ===========        ===========
  Book value per common share...........     $     12.49    $       5.63     $      -           $     13.03





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
               Pro Forma Condensed Combined Statements of Income
                                  (Unaudited)

                                                   For the
                                              Nine Months Ended                                   For the Year
                                              September 30, 1996                              Ended December 31, 1995
                                              ------------------                              -----------------------
                                               First      Adjust-        Pro Forma              First      Adjust-       Pro Forma
(in thousands)                      Bancorp    Public     ments    Ref   Combined    Bancorp    Public     ments    Ref  Combined
                                    --------   --------   -------- ---   ---------   --------   --------   -------- ---  ---------
                                                           Dr(Cr)                                           Dr(Cr)
Total interest income ..........    $ 61,989   $ 14,772   $    655 (a)   $ 76,106    $ 76,223   $ 18,627   $    785 (a)   $ 94,065
Total interest expense..........      28,243      6,641          -         34,884      31,281      8,428          -         39,709
                                    --------   --------   --------       --------    --------   --------   --------       --------
Net interest income.............      33,746      8,131        655         41,222      44,942     10,199        785         54,356
Provision for loan losses.......       2,700        142          -          2,842       7,301        301          -          7,602
                                    --------   --------   --------       --------    --------   --------   --------       --------
Net interest income after
  provision for loan losses.....      31,046      7,989        655         38,380      37,641      9,898        785         46,754
Non-interest income.............       4,202        173          -          4,375       6,221        657          -          6,878
Non-interest expenses                                                                                                            -
  Salaries and employee benefits       9,302      2,440          -         11,742      12,912      2,926          -         15,838
  Other expenses ...............      10,240      3,918        492 (b)     14,650      14,705      2,743        664 (b)     18,112
                                    --------   --------   --------       --------    --------   --------   --------       --------
Income before taxes.............      15,706      1,804      1,147        16,363       16,245      4,886      1,449         19,682
Income taxes....................       5,992        748       (262)(c)     6,478        5,624      2,026       (314)(c)      7,336
                                    --------   --------   --------       --------    --------   --------   --------      ---------
Net income......................    $  9,714   $  1,056   $    885       $ 9,885     $ 10,621   $  2,860   $  1,135      $  12,346
                                    ========   ========   ========       ========    ========   ========   ========      =========

PER SHARE DATA

Net Income per Common Share (e)     $   1.23   $   0.26   $      -       $   1.12    $   1.36   $   0.72   $      -      $    1.42





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
NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Balance Sheet

    The Total Consideration Value is $31,600,000, with Total Cash Consideration not to exceed 49% and the balance, 51% in Bancorp stock. The cash payment of $15,484,000 to be paid with proceeds from securities due to mature in the second half of 1996. Cathay Bancorp Inc. will issue new stock to settle the remaining balance of the purchase price, $16,116,000. The number of shares to be tendered is 905,870, based on the Calculation Date Cathay Bancorp Stock Price of $17.790625 computed using the quotient of (i) the sum of each of the high and low sales prices of Bancorp Stock as reported in The Wall Street Journal as Nasdaq National Market System transactions on each of the 20 days on which Bancorp Stock was traded immediately before November 8, 1996 which is five business days before the closing date, November 18, 1996 divided by (ii)
40. The additional capital of $16,107,000 reflects the issuance of 905,870 shares of Bancorp stock which is computed based on a par value of $0.01 per share.

    The purchase price of $31,600,000 is allocated to the assets acquired and the liabilities assumed based on their estimated fair values at September 30, 1996 in accordance with Accounting Principles Board Opinion No. 16, "Business Combination," as amended ("APB No. 16"). The table below reflects the allocation of the purchase price and the resultant goodwill. Total Goodwill of approximately $9,837,000 is expected to be amortized over 15 years.


                                       (Dollars in thousands)

                                           Purchase Price
   Asset/Liabilities                       Allocation
   Cash                                    $   (500)
   Investment securities                        707
   Mortgage-backed securities                   111
   Loans receivable, net                      1,584
   Other real estate owned                   (1,681)
   Deferred tax assets                          185
   Time deposits                                324
   Other liabilities                         (1,482)
   Remaining unallocated purchase
     price (Goodwill)                         9,837

    Included in the Goodwill above is $500,000 in direct costs to be paid at closing and an additional $1,482,000 of restructuring costs including the termination of contracts and leases; severence package; directors retirement plan and one-time charges related to First Public.

Statements of Income

(a) Decrease in securities interest income is due to proceeds from the maturity of $15,000,000 in US Treasury note being used to pay for the purchase. The loss in interest income is estimated to be $655,000 and $785,000 for the nine-month and 12-month period beginning January 1, 1996 and January 1, 1995, respectively.





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(b)  Non-interest expense includes the amortization of goodwill of $492,000 and
$664,000 for the nine-month period and the 12-month period beginning January 1, 1996 and January 1, 1995, respectively, based on an estimated 15-year amortization period.

(c) Additional income tax expense is computed using a 40% tax rate. The tax attributes of First Public Savings Bank will carry over to the Bank including all assets and liabilities and are recorded at amounts previously reflected, adjusted for purchase price allocations. Goodwill is not tax deductible.

(d) The pro forma combined net income per common share data are based on combined historical income of First Public and Bancorp assuming the Merger is accounted for as a purchase.




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
                                  EXHIBIT LIST



            There are no exhibits being filed with this Amendment to Current Report on Form 8-KA.





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